Exhibit 99.4

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS ANNOUNCES ACCELERATED SHARE REPURCHASE

Columbus, Ohio - June 5, 2018 - Big Lots, Inc. (NYSE: BIG) announced today the entry into an agreement to repurchase approximately $100 million of its outstanding common shares in a privately negotiated accelerated share repurchase transaction (the “ASR Transaction”) with Goldman Sachs & Co. LLC (“Goldman”), using cash on hand and available borrowings.

Commenting on today’s announcement, Tim Johnson, Executive Vice President, Chief Administrative Officer and Chief Financial Officer stated, “The accelerated share repurchase reflects the strong balance sheet and free cash flow of our Company and represents the Board’s support of the management team and our ability to execute, and their belief in our long-term strategy to drive shareholder return. When complete, this transaction exhausts the 2018 Share Repurchase Program authorized by our Board of Directors on March 7, 2018.”

Pursuant to the ASR Transaction, Big Lots will repurchase $100 million of its common shares from Goldman at a daily volume-weighted average price per share of Big Lots’ common shares during the repurchase period, less a discount (the “Repurchase Price”). Big Lots will pay the $100 million purchase price by June 7, 2018 and Goldman will make an initial delivery by approximately June 7, 2018 to Big Lots of approximately 2.0 million of Big Lots’ common shares, which represents approximately 80% of the payment amount divided by the closing price of Big Lots’ common shares on June 5, 2018. The total number of common shares that the Company will repurchase under the ASR Transaction will be based generally on the Repurchase Price. Final settlement of the ASR Transaction is expected to be completed during the second quarter of fiscal year 2018. The terms of the ASR Transaction are subject to adjustment if, among other things, Big Lots were to enter into or announce certain types of transactions or to take certain corporate actions.

Investor Relations Department
4900 E. Dublin-Granville Road
Columbus, Ohio 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-8322
Email: aschmidt@biglots.com

About Big Lots, Inc.
Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a community retailer operating 1,415 BIG LOTS stores in 47 states, dedicated to friendly service, trustworthy value, and affordable solutions in every season and category - furniture, food, décor, and more. We exist to serve everyone like family, providing a better shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. Big Lots supports the communities it serves through the Big Lots Foundation, a charitable organization focused on four areas of need: hunger, housing, healthcare, and education. For more information about the Company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Relations Department
4900 E. Dublin-Granville Road
Columbus, Ohio 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-8322
Email: aschmidt@biglots.com